UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2025

Applied Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38898	81-3405262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Fifth Avenue, Suite 1400 New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 220-9226

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	APLT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 11, 2025, Applied Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cycle Group Holdings Limited, a private limited company incorporated in England and Wales (“Parent”), and AT2B, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) to purchase all of the issued and outstanding shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company in exchange for (i) $0.088 per Share, net to the seller in cash, without interest, but subject to any applicable withholding of taxes (the “Closing Amount”) plus (ii) one non-tradeable contingent value right (each, a “CVR”), which represents the contractual right to receive up to four contingent cash payments up to an aggregate of (x) $0.40 per CVR plus (y) an amount equal to each CVR holder’s pro rata portion of any Closing Cash Payment (as defined in the CVR Agreement), net to the stockholder in cash, without interest and less any applicable tax withholding, upon the achievement of the specified milestones and existence of Closing Cash (as defined in the CVR Agreement) that exceeds $500,000 but is less than $1,500,000 at the Effective Time, in each case, in accordance with the terms and subject to the conditions of a contingent value rights agreement (the “CVR Agreement”) to be entered into with a rights agent selected by Parent and reasonably acceptable to the Company (the “Rights Agent”) (the Closing Amount plus one CVR, collectively, the “Offer Price”). If certain conditions are satisfied and the Offer is consummated, Parent would acquire any remaining Shares for the Offer Price by a merger of Purchaser with and into the Company (the “Merger”).

The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), which permits completion of the Merger without a shareholder vote promptly following consummation of the Offer. The obligation of Parent and Purchaser to consummate the Offer is subject to the condition that there be validly tendered, and not properly withdrawn, prior to the expiration of the Offer, that number of Shares that, together with the number of Shares, if any, then owned beneficially by Parent and Purchaser (together with their wholly-owned subsidiaries), represents at least a majority of the Shares outstanding as of the consummation of the Offer (the “Minimum Tender Condition”). The Minimum Tender Condition may not be amended, modified or waived by Purchaser without the prior written consent of the Company. The obligation of Purchaser to consummate the Offer is also subject to other customary conditions. Consummation of the Offer is not subject to a financing condition.

Following the consummation of the Offer and subject to the terms and conditions of the Merger Agreement, Purchaser will merge with and into the Company pursuant to the provisions of Section 251(h) of the DGCL as provided in the Merger Agreement, with the Company being the surviving corporation. At the effective time of the Merger (the “Effective Time”), each Share (other than (i) Shares held in the treasury of the Company, (ii) Shares owned by Parent, Purchaser, the Company or any of their respective direct or indirect wholly-owned subsidiaries, (iii) Shares irrevocably accepted for purchase in the Offer and (iv) Shares held by stockholders who have properly demanded appraisal of such Shares in accordance with the DGCL (collectively, “Excluded Shares”)) will be cancelled and converted into the right to receive an amount in cash equal to the Offer Price, less applicable withholding of taxes.

The Merger Agreement provides that each option to purchase Shares granted under the Company’s equity incentive plans that has a per Share exercise price that is less than the Closing Amount as of immediately prior to the Effective Time (each such option to purchase Shares, an “In-the-Money Company Stock Option”) (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and will be cancelled at the Effective Time, and the holder of such cancelled In-the-Money Company Stock Option will be entitled to receive (without interest) (1) an amount in cash (less applicable tax withholdings) equal to the product of (x) the total number of Shares subject to such In-the-Money Company Stock Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Closing Amount over the applicable exercise price per Share under such In-the-Money Company Stock Option and (2) one CVR for each Share subject to such In-the-Money Company Stock Option immediately prior to the Effective Time, which shall be payable in accordance with the CVR Agreement. Any option to purchase Shares granted under the Company’s equity incentive plans that has a per Share exercise price that equals or exceeds than the Closing Amount as of immediately prior to the Effective Time (“Out-Of-the-Money Company Stock Options”) (or portion thereof) will, to the extent not vested, automatically become fully vested as of prior to the Effective Time, and the Company shall permit the holders of Out-Of-the-Money Company Stock Options to exercise such Out-Of-the-Money Company Stock Options prior to the Effective Time, and any Out-Of-the-Money Company Stock Options that remain outstanding and unexercised as of the Effective Time shall be cancelled without any consideration being payable in respect thereof and will have no further force or effect.

The Merger Agreement provides that each restricted stock unit in respect of Shares granted under the Company’s equity incentive plans which is subject to time-based vesting restrictions (each such restricted stock unit, a “Company RSU”) (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and will be cancelled at the Effective Time, and the holder of such cancelled Company RSU will be entitled to receive (without interest) (1) an amount in cash (less applicable tax withholdings) equal to (x) the total number of Shares subject to (or deliverable under) such Company RSU immediately prior to the Effective Time multiplied by (y) the Closing Amount and (2) one CVR for each Share subject to such Company RSU immediately prior to the Effective Time, which will be payable in accordance with the CVR Agreement.

Upon the request of Parent in writing at least ten (10) Business Days prior to the Closing Date and effective from the day immediately preceding the Closing Date,, the board of directors of the Company (the “Company Board”), or, if appropriate, a committee administering the Company’s equity incentive plans will, prior to the Effective Time, adopt, resolutions and use reasonable best efforts to take all actions necessary to terminate each of the Company’s equity incentive plans in accordance with the terms thereof, effective as of the Effective Time.

The Merger Agreement provides that the Company will adopt resolutions to (i) provide that (A) the commencement of any offering period will be suspended following the date of the Merger Agreement under the Company’s 2019 Employee Stock Purchase Plan (the “2019 ESPP”) unless and until the Merger Agreement is terminated, (B) no individuals will commence participation in the 2019 ESPP during the period from the date of the Merger Agreement through the Effective Time, and (C) no current participant in the 2019 ESPP may increase his or her rate of contribution under the 2019 ESPP during the period from the date of the Merger Agreement through the Effective Time, and (ii) terminate the 2019 ESPP effective as of the Effective Time, with any outstanding rights as of immediately prior to the Effective Time exercised for whole Shares prior to the Effective Time in accordance with the terms of the 2019 ESPP (and the Company will return to each participant the funds, if any, that remain in such participant’s account after such purchase).

The Merger Agreement provides that each warrant to purchase Shares issued by the Company on June 27, 2022 (“Common Stock Warrant”) and each pre-funded warrant to purchase Shares issued by the Company on June 27, 2022 (“Pre-Funded Warrant”) that is outstanding and not exercised immediately prior to the Effective Time will be cancelled and thereafter represent only the right to receive from the surviving corporation an amount in cash, without interest, equal to the Black Scholes Value (as defined in the applicable Common Stock Warrant or Pre-Funded Warrant) of the remaining unexercised portion of such Common Stock Warrant or Pre-Funded Warrant in accordance with its terms, less applicable tax withholdings. Each warrant to purchase Shares issued by the Company on March 13, 2017 (“Legacy Warrant”) that is outstanding and not exercised immediately prior to the Effective Time will cease to represent a Legacy Warrant exercisable for Shares, and the holder of such Legacy Warrant will thereafter only be entitled to receive, upon the exercise of such Legacy Warrant by such holder, the Merger Consideration as if such exercise had taken place immediately prior to the Effective Time. Each warrant to purchase Shares issued by the Company on November 5, 2018 or April 9, 2019 (“Other Legacy Warrant”) that is outstanding and not exercised immediately prior to the Effective Time will cease to represent an Other Legacy Warrant exercisable for Shares and will terminate in accordance with its terms.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Purchaser. The Company has agreed to use commercially reasonable efforts to carry on its business in the ordinary course until the Effective Time. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals for a strategic transaction involving the Company. Parent and Purchaser have agreed to use reasonable best efforts to take actions that may be required in order to obtain antitrust approval of the proposed transaction, subject to certain limitations.

The Merger Agreement also includes customary termination provisions for each of the Company and Parent, subject, in certain circumstances, to the payment by the Company of a termination fee equal to the sum of (x) 648,000 and (y) the product of (A) 0.045 and (B) the outstanding principal amount of the Promissory Note (as defined below) and interest accrued and unpaid thereunder as of the date of the termination of the Merger Agreement (the “Termination Fee”). The Company must pay Parent the Termination Fee if (i) the Company Board determines to terminate the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement) and the Company so terminates or (ii) in the event that the Merger Agreement is terminated by Parent following a change of recommendation by the Company Board, in each case, as is more particularly described in the Merger Agreement. The Company must also pay Parent the Termination Fee if the Merger Agreement is terminated under certain circumstances, a third party has made and not withdrawn another acquisition proposal to the Company prior to the termination of the Merger Agreement, and within twelve (12) months following such termination, the Company enters into an agreement for a business combination transaction and the transactions contemplated by such acquisition proposal are subsequently consummated. The parties to the Merger Agreement are also entitled to an injunction or injunctions to prevent breaches of the Merger Agreement, and to specifically enforce the terms and provisions of the Merger Agreement.

The Company Board unanimously (i) determined that the Merger Agreement, the Promissory Note and the transactions contemplated thereby, including the Offer and the Merger, are advisable and fair to, and in the best interests of, the Company and the holders of the Shares, (ii) adopted the Merger Agreement and approved the execution, delivery and performance by the Company of the Merger Agreement, the Promissory Note and the transactions contemplated thereby, including the Offer and the Merger, and (iii) resolved to recommend that the holders of the Shares accept the Offer and tender their Shares pursuant to the Offer.

The foregoing summary of the principal terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full copy of the Merger Agreement filed hereto as Exhibit 2.1 hereto and incorporated herein by reference. The summary and the copy of the Merger Agreement are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (“SEC”). The assertions embodied in the representations and warranties included in the Merger Agreement were made solely for purposes of the contract among the Company, Purchaser and Parent and are subject to important qualifications and limitations agreed to by the Company, Purchaser and Parent in connection with the negotiated terms, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s SEC filings or may have been used for purposes of allocating risk among the Company, Purchaser and Parent rather than establishing matters as facts. Investors should not rely on the representations and warranties or any description of them as characterizations of the actual state of facts of the Company, Parent, Purchaser or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and this subsequent information may or may not be fully reflected in public disclosures by the Company or Parent.

Contingent Value Rights Agreement

At or prior to the date and time of acceptance for payment for Shares validly tendered and not validly withdrawn pursuant to the Offer after such scheduled date the Offer expires, Parent and such an agent selected by Parent (the “Rights Agent”) will enter into the CVR Agreement. Pursuant to and subject to the terms and conditions of the Merger Agreement, holders of Shares (other than Excluded Shares), Company RSUs, In-the-Money Company Stock Options and Legacy Warrants who have exercised such Legacy Warrants prior to the Effective Time will be entitled to one CVR for each Share outstanding (A) that Purchaser accepts for payment from such holder pursuant to the Offer or (B) owned by or issued to such holder as of immediately prior to the Effective Time and converted into the right to receive the Merger Consideration pursuant to the Merger Agreement. The CVRs are contractual rights only and not transferable except under certain limited circumstances, will not be certificated or evidenced by any instrument and will not be registered with the SEC or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, Purchaser or the Company or any of their affiliates.

Each CVR represents a non-tradable contractual contingent right to receive up to three contingent cash payments (each a “Milestone Payment,” and collectively, the “Milestone Payments”) upon the achievement of certain specified milestones related to the development of any pharmaceutical product that contains or incorporates the product candidate referred to as AT-007 or govorestat, alone or in combination with one or more other therapeutically active ingredients, including all formulations, dosages, or modes of delivery thereof (the “CVR Product”).

The Milestone Payments are comprised of the First Milestone Payment, the Second Milestone Payment and Third Milestone Payment, each payable upon the achievement of certain specified regulatory and commercial milestones within specified time periods, as follows:

(i)

the First Milestone Payment is an amount equal to $0.10 per CVR in cash, without interest, payable if the United States Food and Drug Administration, or any successor thereto (“FDA”), approves of a New Drug Application for any CVR Product for any galactosemia indication prior to the earlier of (a) 11:59 p.m. New York City Time on the eighth (8th) anniversary of the Closing Date (as defined in the Merger Agreement), and (b) termination of the CVR Agreement (“Milestone 1”);

(ii)

the Second Milestone Payment is an amount equal to $0.10 per CVR in cash, without interest, payable if the FDA approves of a New Drug Application for any CVR Product for any CMT-SORD indication prior to the earlier of (a) 11:59 p.m. New York City Time on the eighth (8th) anniversary of the Closing Date (as defined in the Merger Agreement), and (b) termination of the CVR Agreement (“Milestone 2”); and

(iii)

the Third Milestone Payment is an amount equal to $0.20 per CVR in cash, without interest, payable if Net Sales (as defined in the CVR Agreement) of any CVR Product equals or exceeds $200,000,000 in any four (4) fiscal quarter period (collectively with Milestone 1 and Milestone 2, “Milestone 3”).

The CVR Agreement provides that Parent will use a contractually defined level of efforts to achieve the Milestones. Any potential payouts of the CVR are subject to various risks and uncertainties related to the development of the CVR Products, regulatory approvals related to commercialization of the CVR Products including any approval of a New Drug Application (as more fully described in Section 505(b) of the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 355(b)) and 21 CFR § 314.50), and third-party patent claims as more fully described in the Company’s periodic reports filed with the SEC.

There can be no assurance that any Milestones will be achieved prior to their respective expiration dates.

In addition, each CVR entitles the holder thereof to receive a payment equal to such holder’s pro rata share of the amount by which Closing Cash (as defined in the CVR Agreement) of the Company as of the Effective Time exceeds $500,000 but is less than $1,500,000 as determined pursuant to the CVR Agreement, in cash, without interest, per CVR.

The foregoing description of the form of CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the form of CVR Agreement, a copy of which is included as Annex V to the Merger Agreement filed as Exhibit 2.2 to this report and incorporated by reference herein.

Unsecured Promissory Note

On December 11, 2025, in connection with the Merger Agreement, the Company also entered into an Unsecured Promissory Note (the “Promissory Note”) with Parent, pursuant to which Parent agreed to provide unsecured debt financing to the Company. Under the terms of the Promissory Note, Parent has agreed to make loans to the Company, at the Company’s request, up to a maximum aggregate amount of $8.5 million, in each case each upon three (3) Business Days’ notice and subject to the satisfaction of certain funding conditions specified in the Promissory Note, including conditions relating to the use of the proceeds of such advances by the Company in accordance with an agreed budget.

Advances under the Promissory Note bear interest at a fixed rate equal to 24% per annum, payable at the earliest of (i) one (1) Business Day following the valid termination of the Merger Agreement, (ii) acceleration of the advances in accordance with the terms of the Promissory Note and (iii) ten (10) days after the Closing Date (as defined in the Merger Agreement).

The Promissory Note contains customary representations, warranties, covenants, and events of default, including restrictions on incurring additional indebtedness, making investments, and making dividends or distributions. Upon the occurrence of certain triggering events (and subject to the expiration of applicable grace periods), including payment defaults, breaches of covenants, insolvency proceedings, or the use of proceeds from the advances for purposes not in accordance with the agreed budget, Parent may accelerate the obligations under the Promissory Note.

The Company’s obligations under the Promissory Note are unsecured and are not guaranteed by any other party.

The proceeds of advances under the Promissory Note are to be used exclusively to fund the Company’s working capital and general corporation purposes in accordance with an agreed budget.

The foregoing description of the Promissory Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, a copy of which is attached as Exhibit 10.1 hereto, and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report under the caption titled “Unsecured Promissory Note,” including Exhibit 10.1 attached hereto, is incorporated by reference in this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On December 11, 2025, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 thereto and incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing

*****

Additional Information and Where to Find It

The tender offer referred to in this document has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Cycle Group Holdings Limited (“Parent”) and AT2B, Inc., an indirect wholly owned subsidiary of Parent (“Purchaser”) will file with the SEC upon commencement of the tender offer. At the time the tender offer is commenced, Parent and Purchaser will cause to be filed a tender offer statement on Schedule TO with the SEC, and Applied Therapeutics will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF APPLIED THERAPEUTICS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES OF COMMON STOCK IN THE OFFER.

Both the tender offer statement and the solicitation/recommendation statement will be mailed to Applied Therapeutics’ stockholders free of charge. A free copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all stockholders of Applies Therapeutics by accessing https://ir.appliedtherapeutics.com/ or by contacting Investor Relations at appliedtherapeutics@argotpartners.com. In addition, the tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website: www.sec.gov, upon filing with the SEC.

APPLIED THERAPEUTICS’ STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Cautionary Note Regarding Forward-Looking Statements

This document includes forward-looking statements that are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, statements regarding the proposed acquisition of Applied Therapeutics by Parent, the expected timetable for completing the transaction, and Applied Therapeutics’ future financial or operating performance. These forward-looking statements typically can be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Forward-looking statements include, without limitation, statements regarding the proposed acquisition of Applied Therapeutics by Parent, similar transactions, prospective performance, future plans, events, expectations, objectives, opportunities, and the outlook for Applied Therapeutics; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties; accordingly, investors are cautioned not to place undue reliance on forward-looking statements. Actual results may differ materially due to several factors. Factors that could cause future results to differ materially include: risks associated with the timing of the closing of the proposed transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed transaction will not occur; uncertainties as to how many of Applied Therapeutics’ stockholders will tender their shares in the offer; the possibility that competing offers will be made; the occurrence of any event, change, or other circumstance that could give rise to the termination of the Merger Agreement, including circumstances requiring the Company to pay a termination fee pursuant to the Merger Agreement; the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger Agreement; unanticipated difficulties or expenditures relating to the proposed transaction; the response of business partners to the announcement of the proposed transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction; the possibility that the milestone payments related to the CVR will never be achieved and that no milestone payment may be made or if made the amount of such milestone payment made; the risk that any equityholder litigation in connection with the proposed transactions may result in significant costs of defense, indemnification and liability; Applied Therapeutics’ ability to successfully demonstrate the efficacy and safety of its drug or drug candidates, and the preclinical or clinical results for its product candidates, which may not support further development of such product candidates; comments, feedback and actions of regulatory agencies; Applied Therapeutics’ dependence on the successful clinical development, regulatory approval and commercialization of its product candidates; the inherent uncertainties associated with developing new products or technologies and operating as clinical stage company; the Company’s obligations under the Promissory Note and its ability to satisfy such obligations; the Company’s ability to receive loans from Parent under the Promissory Note; the Company’s cash sufficiency and runway; and other risks identified in Applied Therapeutics’ SEC filings, including Applied Therapeutics’ Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Reports for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 and subsequent filings with the SEC. Applied Therapeutics cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The forward-looking statements in this document speak only as of the date of this document. Applied Therapeutics undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by applicable law.

Important Information about the Tender Offer and Where to Find It

The Offer for the outstanding shares of common stock of the Company referred to in this Current Report on Form 8-K has not yet commenced. The description contained in this Current Report on Form 8-K is for informational purposes only, is not a recommendation and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Parent and Purchaser will file with the SEC upon commencement of the tender offer. The solicitation and offer to buy outstanding shares of the Company’s common stock will only be made pursuant to the tender offer materials that Parent and Purchaser will file with the SEC. At the time the Offer is commenced, Parent and Purchaser will file a tender offer statement on Schedule TO and thereafter the Company will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the Offer.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES OF COMMON STOCK IN THE OFFER.

The tender offer materials (including the offer to purchase and the related the letter of transmittal) as well as the solicitation/recommendation statement, will be made available to all stockholders of the Company at no expense to them at the Company’s website at https://investors.adverum.com and (once they become available) will be mailed to stockholders of the Company free of charge. The information contained in, or that can be accessed through, the Company’s website is not a part of, or incorporated by reference in, this filing. The tender offer materials (including the offer to purchase and the related the letter of transmittal) as well as the solicitation/recommendation statement, will also be available for free at the SEC’s website at www.sec.gov. In addition to the offer to purchase, the related letter of transmittal and certain other tender offer documents, as well as the solicitation/recommendation statement, the Company and Parent file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by the Company and Parent with the SEC for free on the SEC’s website at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of December 11, 2025, among the Company, Parent and Purchaser.

2.2*	Form of Contingent Value Rights Agreement.

10.1*	Unsecured Promissory Note, dated as of December 11, 2025, issued by the Company to Parent.

99.1	Press Release, dated December 11, 2025, issued by the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain annexes, exhibits and schedules have been omitted pursuant to Item 601(a)(5) or Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Therapeutics, Inc.

By:	/s/ Les Funtleyder
Les Funtleyder
Interim Chief Executive Officer and Chief Financial Officer

Dated: December 11, 2025